                                                                   EXHIBIT 10.52

                                      LEASE

LANDLORD:     JLP - CHESAPEAKE, LLC
              1798 FREBIS AVENUE
              COLUMBUS, OHIO 43206-3764

TENANT:       SHONAC CORPORATION DBA
              DSW SHOE WAREHOUSE
              1675 WATKINS ROAD
              COLUMBUS, OHIO 43207

PREMISES:     36,575 square feet at
              CHESAPEAKE CROSSINGS
              1412 GREENBRIER PARKWAY, UNIT #106
              CHESAPEAKE, VIRGINIA 23320

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
SECTION  1. PREMISES.................................................     1
SECTION  2. TERM.....................................................     1
SECTION  3. COMMENCEMENT DATE........................................     1
SECTION  4. RENEWAL OPTIONS..........................................     3
SECTION  5. MINIMUM RENT.............................................     3
SECTION  6. PERCENTAGE RENT..........................................     4
SECTION  7. SECURITY DEPOSIT - DELETED BY INTENTION..................     6
SECTION  8. RIGHT TO REMODEL.........................................     6
SECTION  9. UTILITIES................................................     7
SECTION 10. GLASS....................................................     7
SECTION 11. PERSONAL PROPERTY........................................     7
SECTION 12. RIGHT TO MORTGAGE........................................     8
SECTION 13. SUBLEASE OR ASSIGNMENT...................................     8
SECTION 14. COMMON AREAS.............................................     9
SECTION 15. OPERATION OF COMMON AREAS................................    10
SECTION 16. COMMON AREA MAINTENANCE, TENANT'S SHARE..................    10
SECTION 17. EMINENT DOMAIN...........................................    12
SECTION 18. TENANT'S TAXES...........................................    13
SECTION 19. RISK OF GOODS............................................    13
SECTION 20. USE AND OCCUPANCY........................................    13
SECTION 21. NUISANCES................................................    15
SECTION 22. WASTE AND REFUSE REMOVAL.................................    15
SECTION 23. FIRE AND CASUALTY........................................    15
SECTION 24. LANDLORD REPAIRS.........................................    16
SECTION 25. TENANT'S REPAIRS.........................................    17
SECTION 26. COVENANT OF TITLE AND PEACEFUL POSSESSION................    18
SECTION 27. TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY.............    19
SECTION 28. REAL ESTATE TAXES........................................    21
SECTION 29. TENANT'S INSURANCE CONTRIBUTION..........................    22
SECTION 30. FIXTURES.................................................    22
SECTION 31. SURRENDER................................................    23
SECTION 32. HOLDING OVER.............................................    23
SECTION 33. NOTICE...................................................    23
SECTION 34. DEFAULT..................................................    23

SECTION 35. WAIVER OF SUBROGATION....................................    26
SECTION 36. LIABILITY OF LANDLORD; EXCULPATION.......................    27
SECTION 37. RIGHTS CUMULATIVE........................................    28
SECTION 38. MITIGATION OF DAMAGES....................................    28
SECTION 39. SIGNS....................................................    28
SECTION 40. ENTIRE AGREEMENT.........................................    28
SECTION 41. LANDLORD'S LIEN-DELETED BY INTENTION.....................    28
SECTION 42. BINDING UPON SUCCESSORS..................................    28
SECTION 43. HAZARDOUS SUBSTANCES.....................................    29
SECTION 44. TRANSFER OF INTEREST.....................................    30
SECTION 45. ACCESS TO PREMISES.......................................    30
SECTION 46. HEADINGS.................................................    31
SECTION 47. NON-WAIVER...............................................    31
SECTION 48. SHORT FORM LEASE.........................................    31
SECTION 49. ESTOPPEL CERTIFICATE.....................................    31
SECTION 50. TENANT'S REIMBURSEMENT...................................    32
SECTION 51. TENANT'S TERMINATION RIGHT...............................    32
SECTION 52. NO BROKER................................................    33

EXHIBIT A       SHOPPING CENTER SITE PLAN
EXHIBIT A-1     LEGAL DESCRIPTION
EXHIBIT A-2     DEMISED PREMISES
EXHIBIT B       LANDLORD'S WORK
EXHIBIT C       TENANT'S WORK
EXHIBIT D       EXCLUSIVES
EXHIBIT E       TENANT IMPROVEMENTS

                                      LEASE

      THIS AGREEMENT OF LEASE, made this 28th day of February, 2001, by and between JLP-Chesapeake, LLC, an Ohio limited liability company (hereinafter referred to as "Landlord"), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206-3764 and Shonac Corporation dba DSW Shoe Warehouse with offices at 1675 Watkins Road, Columbus, Ohio 43207 (hereinafter referred to as "Tenant").

                                   WITNESSETH:

SECTION 1. PREMISES

      (a) Landlord, in consideration of the rents to be paid and covenants and agreements to be performed by Tenant, does hereby lease unto Tenant the premises (hereinafter referred to as the "premises" or "demised premises") in the shopping center commonly known as Chesapeake Crossings (hereinafter referred to as the "Shopping Center"), at 1412 Greenbrier Parkway, Unit # 106, Chesapeake, Virginia, in the City of Chesapeake, and State of Virginia, containing or to contain approximately 371,735 square feet of leasable space on approximately 20 acres. The location, size, and area of the demised premises and of the Shopping Center shall be substantially as shown on Exhibit "A" attached hereto and made a part hereof. A legal description of the Shopping Center is shown on Exhibit "A-l" attached hereto and made a part hereof. Landlord shall not change the configuration of the Shopping Center so as to materially adversely affect access to, visibility of or parking for the premises without the prior written consent of Tenant.

      (b) The demised premises shall have a ground floor area of approximately 36,575 square feet with approximate dimensions of 100' x 200' and 85' x 195', as shown on Exhibit "A-2" attached hereto and made a part hereof.

SECTION 2. TERM

      The term of this Lease shall be for a period of ten (10) years, beginning on the commencement date (as hereinafter defined), except that if the commencement date shall be a day other than the first day of a month, then the period of time between the commencement date and the first day of the month next following shall be added to the term of the Lease.

SECTION 3. COMMENCEMENT DATE

(a) As herein used, the phrase "commencement date" shall mean the earlier of:
(i) the day Tenant opens for business in the demised premises, or (ii) sixty
(60) days after Landlord has delivered to Tenant possession of the demised premises as same are to be substantially completed by Landlord and ready for occupancy, as in (b) below. Landlord agrees to deliver the demised premises to Tenant with Landlord's work completed between July 1, 2001 and September 1, 2001 (the "Delivery Period"). Landlord shall give Tenant notice (the "Estimated Delivery Notice") no later than May 1, 2001 of the status of Landlord's construction and the estimated date that Landlord shall deliver the Premises to Tenant with Landlord's Work substantially completed (the "Estimated Delivery Date"). Landlord may revise the Estimated Delivery Date any time prior to June 1, 2001 (the "Final Delivery Notice Date"), by which time Landlord shall have given Tenant a final notice (the "Final Delivery Notice") of a firm delivery date (the "Final Delivery Date") upon which the Landlord's work shall be completed and the demised premises delivered to Tenant. Upon the sending of the Final Delivery Notice, Landlord shall have no further right to modify the Final Delivery Date subject to force majeure. Neither the Estimated Delivery Date nor the Final Delivery Date shall be (y) earlier than (i) thirty (30) days after the date Tenant receives the Estimated Delivery Notice or the Final Delivery Notice, as applicable, or (ii) the first day of the Delivery Period or (z) later than the last day of the Delivery Period. If Landlord does not provide a Final Delivery Notice on or before the earlier of the Final Delivery Notice Date and thirty (30) days prior to the Estimated Delivery Date or if the date provided for in such Final Delivery Notice does not comply with the requirements of this
Section 3(a), the Final Delivery Date shall be deemed to be the Estimated Delivery Date, provided such date complies with the requirements of this Section 3(a). If Landlord does not provide an Estimated Delivery Date on or before the Final Delivery Notice Date or if such date does not comply with the requirements of this Section 3(a), then the Final Delivery Date shall be deemed to be the earlier of the last day of the Delivery Period, or the date Tenant opens for business in the demised premises. In the event Landlord has not delivered possession of the demised premises to Tenant on or before November 1, 2001, Tenant can defer delivery until January 2, 2002.

      (b) Possession of the demised premises shall not be deemed to have been given to Tenant unless Landlord's work has been substantially completed and the demised premises are ready for the installation of Tenant's fixtures and finishing work by Tenant, and are free of any violation of laws, ordinances, regulations and building restrictions relating to the possession or use of or construction upon the demised premises. Landlord's work is listed on Exhibit "B", attached hereto and made a part hereof.

      (c) Prior to the date on which possession is delivered to Tenant as aforesaid, Tenant shall have the right to enter the demised premises at its own risk rent-free for the purpose of preparing for its occupancy, installing fixtures and equipment, and receiving merchandise and other property, provided that it does not unreasonably interfere with Landlord's construction activities. All work other than that to be performed by Landlord is to be done by Tenant within sixty (60) days after the date possession of the demised premises has been delivered to Tenant in accordance with the requirements of this Section 3, at Tenant's expense in accordance with the provisions of this Lease and as set forth in the schedule entitled Description of Tenant's Work and attached hereto as Exhibit "C" and made a part hereof.

      (d) From the date upon which the demised premises are delivered to Tenant for its work until the commencement date of the lease term, Tenant shall observe and perform all of its obligations under this Lease (except its obligation to operate and to pay minimum rent, percentage rent, its pro rata share of maintenance costs, provided for in Section 16 hereof, its pro rata share of real estate taxes provided for in Section 28 hereof and its prorata share of insurance provided for in Section 29 hereof). In the event Tenant fails to open for business within ninety (90) days after the date possession of the demised premises has been delivered to Tenant, Landlord, in addition to any and all other available remedies, may require Tenant to pay to Landlord, in addition to all other rent and charges herein, as liquidated damages and not as a penalty, an amount equal to one-three hundred sixty five thousandths (1/365) of the annual minimum rent for each day such failure to open continues.

SECTION 4. RENEWAL OPTIONS

      So long as Tenant is not in default hereunder, Tenant shall have four (4) consecutive separate options to extend the term of this Lease for successive renewal terms of five (5) lease years each upon the same terms set forth herein except for minimum rental as specified under Section 5. The Tenant may exercise each such renewal option by giving written notice to the Landlord at least one hundred eighty (180) days prior to the end of the then current term or renewal term.

SECTION 5. MINIMUM RENT

      From and after the commencement date, Tenant covenants and agrees to pay on a monthly basis during the term minimum rent in the following amounts to Landlord at the address listed above or such other place as Landlord may by thirty (30) days' prior written notice to Tenant direct:

                     Annual Rent                                Annual
Lease Year      (Based on 12 Months)      Monthly Rent      Per Square Foot
----------      --------------------      ------------      ---------------
    1-5             $402,325.00            $33,527.71           $11.00
   6-10             $438,900.00            $36,575.00           $12.00
  11-15             $475,475.00            $39,622.92           $13.00
  16-20             $512,050.00            $42,670.83           $14.00
  21-25             $548,625.00            $45,718.75           $15.00
  26-30             $585,200.00            $48,766.67           $16.00

      The monthly installments of minimum rent payable under this Section 5 shall be paid in advance on or before the first day of each calendar month from and after the commencement date during the term hereof without notice or demand therefor and without any offsets or deductions whatsoever except as otherwise specifically provided in this Lease. Minimum rent for any partial month shall be prorated based upon the actual number of days in such month.

SECTION 6. PERCENTAGE RENT

      (a) Tenant shall pay to Landlord as additional rent, a percentage rental of two percent (2%) annually of the "gross receipts" that exceed: (i) $10,058,125 in lease years 1-5; $10,972,500 in lease years 6-10; (iii)
$11,886,875 in lease years 11-15; (iv) $12,801,250 in lease years 16-20; (v)
$13,715,625 in lease years 21-25; and (vi) $14,630,000 in lease years 26-30.

      (b) For purposes hereof, a lease year shall consist of a consecutive twelve (12) calendar month period commencing on the commencement of the term of this Lease; provided, however, that if this Lease commences on a day other than the first day of a calendar month, then the first lease year shall consist of such fractional month plus the next succeeding twelve (12) full calendar months, and the last lease year shall consist of the period commencing from the end of the preceding lease year and ending with the end of the term of the Lease, whether by expiration of term or otherwise. In the event percentage rental shall commence to accrue on a day other than the first day of a lease year, the percentage rental for such lease year shall be adjusted on a pro rata basis, based upon the actual number of days in such lease year.

      (c) Each lease year shall constitute a separate accounting period, and the computation of percentage rental due for any one period shall be based on the gross receipts for such lease year.

      (d) The term "gross receipts" as used in this Lease is hereby defined to mean the gross dollar aggregate of all sales or rental or manufacture or production of merchandise and all services, income and other receipts whatsoever of all business conducted in, at or from any part of the demised premises, whether for cash, credit, check, charge account, gift or merchandise certificate purchased or for other disposition of value regardless of collection. Should any departments, divisions or parts of Lessee's business be conducted by any subleases, concessionaires, licensees, assignees or others, then there shall be included in Lessee's "gross sales," all "gross sales" of such department, division or part, whether the receipts be obtained at the demised premises or elsewhere in the same manner as if such business had been conducted by Lessee. Gross Receipts shall exclude the following: (i) any amount representing sales, use, excise or similar taxes; (ii) the amount of refunds, exchanges or returns by customers or allowances to customers.

      (e) The percentage rental, if any, shall be paid within ninety (90) days after the end of each lease year, accompanied by a statement in writing signed by Tenant setting forth its gross receipts from the sale of all items for such lease year. Tenant shall keep at its principal executive offices, where now or hereafter located, true and accurate accounts of all receipts from the demised premises. Landlord, its agents and accountants, shall have access to such records at any and all times during regular business hours for the purpose of examining or auditing the same. Tenant shall also furnish to Landlord any and all supporting data in its possession relating to gross sales and any deductions therefrom as Landlord may reasonably require. Landlord agrees to keep any information obtained therefrom confidential, except as may be required for Landlord's tax returns, or in the event of litigation or arbitration where such matters are material.

      (f) Tenant shall at all times maintain accurate records which shall be available for Landlord's inspection at any reasonable time.

      (g) If Landlord, for any reason, questions or disputes any statement of percentage rental prepared by Tenant, then Landlord, at its own expense, may employ such accountants as Landlord may select to audit and determine the amount of gross sales for the period or periods covered by such statements. If the report of the accountants employed by Landlord shall show any additional percentage rents payable by Tenant, then Tenant shall pay to Landlord such additional percentage rents plus interest at one (1) point over the prime rate, commencing on the date such percentage rentals should have been paid, within thirty (30) days after such report has been forwarded to Tenant, unless Tenant shall, within said thirty (30) day period, notify Landlord that Tenant questions or disputes the correctness of such report. In the event that Tenant questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of

Landlord's accountants. In the event that it is finally determined by the parties that Tenant has understated percentage rent for any Lease year by three percent (3%) or more, Tenant shall pay the reasonable cost of the audit. Furthermore, if Tenant's gross sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, then Tenant shall pay the cost of the audit. The cost of any audit resulting from failure to report percentage rent after written notification of default shall be at the sole cost of Tenant.

SECTION 7. SECURITY DEPOSIT - DELETED BY INTENTION

SECTION 8. RIGHT TO REMODEL

      Tenant may, at Tenant's expense, make non-structural repairs and alterations to the interior of the demised premises in accordance with all laws and in the exercise of good business judgement. Tenant may not make any structural or exterior changes to the premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any structural alteration may not diminish the market value of the demised premises. All plans for such remodeling shall be submitted to Landlord for endorsement of its approval prior to commencement of work. Upon Landlord's request, Tenant shall be obligated, if it remodels and/or alters the demised premises, to restore the demised premises upon vacating the same. Tenant will indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Tenant to the demised premises. Any structural or exterior alteration may only be made by Tenant with the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole discretion. Inasmuch as any such alterations, additions or other work in or to the demised premises may constitute or create a hazard, inconvenience or annoyance to the public and other tenants in the Shopping Center, Tenant shall, if so directed in writing by Landlord, erect barricades, temporarily close the demised premises, or affected portion thereof, to the public or take whatever measures are necessary to protect the building containing the demised premises, the public and the other tenants of the Shopping Center for the duration of such alterations, additions or other work. If Landlord determines, in its sole judgment, that Tenant has failed to take any of such necessary protective measures, Landlord may do so and Tenant shall reimburse Landlord for the cost thereof within ten (10) days after Landlord bills Tenant therefor.

      All such work shall be performed lien free by Tenant. In the event a mechanic's lien is filed against the premises or the Shopping Center, Tenant shall discharge or bond off same within ten (10) days from the filing thereof. If Tenant fails to discharge said lien, Landlord may bond off or pay same without inquiring into the validity or merits of such lien, and all sums so advanced shall be paid on demand by Tenant as additional rent.

SECTION 9. UTILITIES

      The Tenant agrees to be responsible and pay for all public utility services rendered or furnished to the demised premises during the term hereof, including, but not limited to, heat, water, gas, electric, steam, telephone service and sewer services, together with all taxes, levies or other charges on such utility services when the same become due and payable. Landlord will use its best efforts to separately meter utilities. Landlord shall provide, or cause to be provided, all such utility services to the premises. Tenant shall be responsible for all utility services and costs inside the premises. Should any utility service not be separately metered, then Tenant shall be responsible for its prorata share thereof as determined from time to time and billed by Landlord. Landlord shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Landlord's negligence.

      During the term hereof or any renewal or extension period, whether the demised premises are occupied or unoccupied, Tenant agrees to maintain heat sufficient to heat the demised premises so as to avert any damage to the demised premises on account of cold weather.

      Sprinkler systems, if any, located in Tenant's area shall be maintained in accordance with National Fire Protection Association standards to ensure proper operation. Sprinkler control valves (interior and exterior) located in Tenant's area shall be monitored by supervisory alarm service. In the event fifty percent (50%) or more of the total number of sprinkler heads require replacement at any one time as part of ordinary maintenance, such cost shall be fifty percent (50%) borne by Landlord and fifty percent (50%) borne by Tenant. Tenant shall replace all sprinkler heads due to painting or environmental exposure from Tenant's operations. All other cost of maintaining the sprinkler system in Tenant's area shall be paid by the Tenant.

SECTION 10. GLASS

      The Tenant shall maintain the glass part of the demised premises, promptly replacing any breakage and fully saving the Landlord harmless from any loss, cost or damage resulting from such breakage or the replacement thereof.

SECTION 11. PERSONAL PROPERTY

      The Tenant further agrees that all personal property of every kind or description that may at any time be in or on the demised premises shall be at the Tenant's sole risk, or at the risk of those claiming under the Tenant, and that the Landlord shall not be liable for any damage to said property or loss suffered by the business or occupation of the Tenant caused in any manner whatsoever.

SECTION 12. RIGHT TO MORTGAGE

      (a) Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any deed of trust, mortgage or mortgages now or hereafter placed upon Landlord's interest in the demised premises; provided, however, that no default by Landlord, under any deed of trust, mortgage or mortgages, shall affect Tenant's rights under this Lease, so long as Tenant performs the obligations imposed upon it hereunder and is not in default hereunder, and Tenant attorns to the holder of such deed of trust or mortgage, its assignee or the purchaser at any foreclosure sale. Any such subordination shall be contingent upon Tenant receiving a commercially reasonable non-disturbance agreement. Tenant shall execute any instrument presented to Tenant for the purpose of effecting such subordination. If Tenant, within ten
(10) days after submission of such instrument, fails to execute same, Landlord is hereby authorized to execute same as attorney-in- fact for Tenant. It is a condition, however, to the subordination and lien provisions herein provided, that Landlord shall procure from any such mortgagee an agreement in writing, which shall be delivered to Tenant or contained in the aforesaid subordination agreement, providing in substance that so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease and is not in default under the terms hereof, its tenancy will not be disturbed nor this Lease affected by any default under such mortgage.

      (b) Wherever notice is required to be given to Landlord pursuant to the terms of this Lease, Tenant will likewise give such notice to any mortgagee of Landlord's interest in the demised premises upon notice of such mortgagee's name and address from Landlord. Furthermore, such mortgagee shall have the same rights to cure any default on the part of Landlord that Landlord would have had.

SECTION 13. SUBLEASE OR ASSIGNMENT

      (a) Tenant may not assign Tenant's interest in this Lease or sublet all or any portion of the demised premises without the Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall nevertheless remain fully and primarily liable hereunder. Notwithstanding anything in this Section 13 to the contrary, Tenant may, without the consent of Landlord, (i) grant licenses and/or concessions within the demised premises or
(ii) assign or sublet all or any portion of the demised premises to (a) any parent, affiliate or subsidiary corporation of Tenant, or (b) a transferee or successor by merger, consolidation or acquisition of Tenant or its parent or subsidiary. Any such assignee or sublessee shall be bound by the terms of this Lease. Tenant shall deliver to

Landlord a copy of such assignment on a commercially reasonable form within twenty (20) days after such assignment whereby the assignee or entity succeeding to Tenant's interest hereunder agrees to be bound by the terms of this Lease.

      (b) If Tenant desires to assign its interest under this Lease or to sublet all of the demised premises to a non-affiliated third party that intends to use the demised premises for a use not related to the sale of footwear, Tenant shall deliver to Landlord written notice (an "Assignment Notice") that Tenant intends to solicit offers for such an assignment or subletting. Within sixty (60) days after Landlord's receipt of an Assignment Notice, Landlord may terminate this Lease by written notice to Tenant (a "Takeback Notice"). During such sixty (60) day period (the "Landlord's Recapture Period"), Tenant shall not assign this Lease to any prospective assignee or sublet the demised premises to any prospective sublessee. If Landlord exercises its option to terminate this Lease pursuant to this Section, then this Lease shall end and expire on the date which is sixty (60) days after Tenant's receipt of the Takeback Notice as fully and completely as if such early termination date were the original expiration date of the term of this Lease, and all Rent shall be apportioned as of such early termination date. If Tenant shall not have received a Takeback Notice within the Landlord's Recapture Period, then Landlord shall be deemed to have waived its recapture right pursuant to this Section 13, and Tenant shall be entitled, without any further right of Landlord to recapture (but subject to all the terms of this Lease) the demised premises, to assign this Lease or sublet all of the demised premises during the one (1) year period (the "Tenant's Transfer Period") following the expiration of Landlord's Recapture Period. Notwithstanding the foregoing, in the event that Tenant does not assign its interest in this Lease or sublet all of the demised premises during the Tenant's Transfer Period, Tenant shall, prior to any assigning or subletting requiring an Assignment Notice, comply with the terms of this Section 13. Additionally, Landlord's right to recapture shall be immediately reinstated if Tenant fails to continuously operate during such one (1) year period.

SECTION 14. COMMON AREAS

      Common areas means all areas and facilities in the Shopping Center provided and so designated by Landlord and made available by Landlord in the exercise of good business judgement for the common use and benefit of tenants of the Shopping Center and their customers, employees and invitees. Common areas shall include (to the extent the same are constructed), but not be limited to, the parking areas, sidewalks, landscaped areas, corridors, stairways, boundary walls and fences, incinerators, truckways, service roads, and service areas not reserved for the exclusive use of Tenant or other tenants.

SECTION 15. OPERATION OF COMMON AREAS

      (a) Landlord shall, throughout the term hereof, operate and maintain the common areas including the parking areas for the use and benefit of the tenants of the Shopping Center and their customers and invitees. Landlord shall at all times have exclusive control of the common areas and may at any time and from time to time: (i) promulgate, modify and amend reasonable rules and regulations for the use of the common areas, which rules and regulations shall be binding upon the Tenant upon delivery of a copy thereof to the Tenant; (ii) temporarily close any part of the common areas, including but not limited to closing the streets, sidewalks, road or other facilities to the extent necessary to prevent a dedication thereof or the accrual of rights of any person or of the public therein; (iii) exclude and restrain anyone from the use or occupancy of the common areas or any part thereof except bona fide customers and suppliers of the tenants of the Shopping Center who use said areas in accordance with the rules and regulations established by Landlord; (iv) engage others to operate and maintain all or any part of the common areas, on such terms and conditions as Landlord shall, in its sole judgment, deem reasonable and proper; and (v) make such changes in the common areas as in its opinion are in the best interest of the Shopping Center, including but not limited to changing the location of walkways, service areas, driveways, entrances, existing automobile parking spaces and other facilities, changing the direction and flow of traffic and establishing prohibited areas; provided, however, that no such change shall materially adversely effect access to, visibility of or parking for the demised premises.

      (b) Tenant shall keep all common areas free of obstructions created or permitted by Tenant. Tenant shall permit the use of the common areas only for normal parking and ingress and egress by its customers and suppliers to and from the demised premises. If in Landlord's opinion unauthorized persons are using any of the common areas by reason of Tenant's occupancy of the demised premises. Landlord shall have the right at any time to remove any such unauthorized persons from said areas or to restrain unauthorized persons from said areas. Landlord, Tenant, and others constructing improvements or making repairs or alterations in the Shopping Center shall have the right to make reasonable use of portions of the common areas.

SECTION 16. COMMON AREA MAINTENANCE, TENANT'S SHARE

      (a) Tenant shall initially pay to Landlord as additional rental, simultaneously with payment of minimum rental called for under Section 5, One and 27/100 Dollars ($1.27) per square foot, payable in equal monthly installments of Three Thousand Eight Hundred Seventy and 85/100 ($3,870.85), as its estimated monthly prorata share of the "maintenance cost" for the operation and maintenance of the common areas. Notwithstanding anything in this Section 16 to the contrary, Tenant's proportionate share of maintenance costs shall not increase by more than five percent (5%) in any lease year over Tenant's proportionate share of maintenance costs for the previous lease year or partial lease year, as applicable (provided that in the case of a partial lease year, such five percent (5%) cap shall be prorated accordingly). Snow removal shall be excluded from such five percent (5%) cap. Tenant's proportionate share of maintenance costs shall not exceed One and 27/100 Dollars ($1.27) per square foot in the first full lease year.

      (b) The maintenance costs for the common areas shall be computed on an accrual basis, under generally accepted accounting principles, and shall include all costs of operating, maintaining, repairing and replacing the common areas, including by way of example but not limitation: (i) cost of labor (including workmen's compensation insurance, employee benefits and payroll taxes); (ii) materials, and supplies used or consumed in the maintenance or operation of the common area; (iii) the cost of operating and repairing of the lighting; (iv) cleaning, painting, removing of rubbish or debris, snow and ice, private security services, and inspecting the common areas; (v) the cost of repairing and/or replacing paving, curbs, walkways, markings, directional or other signs; landscaping, and drainage and lighting facilities; (vi) rental paid for maintenance of machinery and equipment; (vii) cost of insurance for public liability and property insurance for property in the common areas which are not part of the building; and (viii) a reasonable allowance to Landlord for Landlord's supervision, which allowance shall not in an accounting year exceed fifteen percent (15%) of the total of all maintenance costs for such accounting year, maintenance costs shall not include depreciation or any costs properly chargeable to a capital account under generally accepted accounting principles.

      (c) Landlord shall maintain accurate and detailed records of all maintenance costs for the common areas in accordance with generally accepted accounting principles. Tenant's proportionate share of the maintenance costs of the common areas shall be a fraction, the numerator of which shall be the floor area of the premises and the denominator of which shall be the gross leasable area (in square feet) of all leasable space in the Shopping Center.

      (d) Tenant's proportionate share of all maintenance costs shall be computed by Landlord within ninety (90) days after the end of each accounting year (which Landlord may change from time to time). At this time Landlord shall furnish to Tenant a statement showing in reasonable detail the actual maintenance costs incurred during such accounting year and Tenant's proportionate share thereof (prorated for any partial Lease year, with appropriate adjustments to reflect any change in the floor area of the premises or the gross leasable area of a building occurring during such accounting year). To the extent Tenant's share of such costs differs from the sum paid by Tenant in respect to such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill. Tenant's estimated monthly maintenance cost thereafter may be adjusted by written notice from Landlord.

      (e) If Tenant, for any reason in the exercise of good business judgment, questions or disputes any statement of maintenance costs prepared by Landlord, then Tenant, at its own expense, may employ such accountants as Tenant may select to review Landlord's books and records solely with respect to maintenance costs during the prior two Lease years and to determine the amount of maintenance costs for the period or periods covered by such statements. If the report of the accountants employed by Tenant shall show any overcharge paid by Tenant, then Tenant shall receive a credit from Landlord for such difference. Any underpayment shall be paid by Tenant. In the event that Landlord questions or disputes the correctness of such report, the accountants employed by Tenant and the accountants employed by Landlord shall endeavor to reconcile the question(s) or dispute(s) within thirty (30) days after the notice from Tenant questioning or disputing the report of Landlord's accountants. In the event that it is finally determined by the parties that Landlord has overstated maintenance costs for any Lease year by three percent (3%) or more, Landlord shall pay the reasonable cost of the audit. Furthermore, if Landlord's maintenance costs cannot be verified due to the insufficiency or inadequacy of Landlord's records, then Landlord shall pay the cost of the audit.

SECTION 17. EMINENT DOMAIN

      (a) In the event the entire premises or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation or award therefore, including leasehold, reversion and fee, shall belong to the Landlord and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to such award.

      (b) In the event that only a portion of the demised premises, not exceeding twenty percent (20%) of same, shall be so taken or condemned, and the portion of the demised premises not taken can be repaired within ninety (90) days from the date of which possession is taken for the public use so as to be commercially fit for the operation of Tenant's business, the Landlord at its own expense shall so repair the portion of the demised premises not taken and there shall be an equitable abatement of rent for the remainder of the term and/or extended terms. If the portion of the demised premises not taken cannot be repaired within ninety (90) days from the date of which possession is taken so as to be commercially fit for the operation of Tenant's business, then this Lease shall terminate and become null and void from the time possession of the portion taken is required for public use, and from that date on the parties hereto shall be released from all further obligations hereunder except as herein stated. No other taking, appropriation or condemnation shall cause this Lease to be terminated. Any such appropriation or condemnation proceedings shall not operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment.

      (c) In the event that more than 20% of the demised premises shall at any time be taken by public or quasi-public use or condemned under eminent domain, then at the option of the Landlord or Tenant upon the giving of thirty (30) days written notice (after such taking or condemnation), this Lease shall terminate and expire as of the date of such taking and any prepaid rental shall be prorated as of the effective date of such termination.

SECTION 18. TENANT'S TAXES

      Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the demised premises during the term of this Lease.

SECTION 19. RISK OF GOODS

      All personal property, goods, machinery, and merchandise in said demised premises shall be at Tenant's risk if damaged by water, fire, explosion, wind or accident of any kind, and Landlord shall have no responsibility therefor or liability for any of the foregoing and Tenant hereby releases Landlord from such liability.

SECTION 20. USE AND OCCUPANCY

      (a) The demised premises during the term of this Lease shall initially be occupied for the operating and conducting therein of a DSW Shoe Warehouse retail shoe store and thereafter any other lawful retail purpose not violating those exclusives set forth on Exhibit "D" attached hereto and made a part hereof, which are the exclusives in effect for the Shopping Center as of the date hereof, for so long as and to the extent said exclusives are still in full force and effect, as well as exclusives hereafter granted for primary uses of tenants leasing more than 20,000 square feet of space elsewhere within the Shopping Center. Tenant shall conduct its business during all normal Shopping Center business hours during the first lease year.

      (b) For so long as Tenant is continuously and regularly operating its business in the demised premises, Landlord will not lease any space within the Shopping Center or permit any space within the Shopping Center to be used by any person, persons, partnership or entity who devotes five percent (5%) or more of its selling area to the sale of footwear.

      (c) Tenant shall at all times conduct its operations on the demised premises in a lawful manner and shall, at Tenant's expense, comply with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the business of Tenant and the use, occupancy or alteration of the demised premises. Tenant shall comply with all requirements of the Americans with Disabilities Act, and shall be solely responsible for all alterations within the demised premises in connection therewith. Tenant covenants and agrees that the demised premises shall not be abandoned and that only minor portions of the demised premises shall be used for office or storage space in connection with Tenant's business conducted in the demised premises. Without being in default of this Lease, Tenant shall have the right to cease operating (go dark) at any time and for whatever reason after the first (1st) lease year. Notwithstanding the foregoing, Tenant's right to vacate (go dark), shall not release or excuse the Tenant from any obligations or liabilities, including the payment of Rent and other charges, under this Lease without the express written consent of Landlord. In the event Tenant fails to operate for one hundred twenty (120) or more consecutive days, Landlord shall have the right, effective upon thirty (30) days prior written notice to Tenant, to terminate the Lease as Landlord's sole remedy, provided that if Tenant recommences operating fully stocked in substantially all of the premises within such thirty (30) days, Landlord's termination shall be null and void. In the event Tenant shall cease operating after the first lease year, Landlord's sole remedy on account thereof shall be limited to the right to elect to recapture the premises and terminate the Lease and to recover from Tenant the unamortized portion of the costs incurred by Landlord in performing Landlord's Work. Upon payment thereof by Tenant, there shall be no further liability of the parties hereunder. Such termination shall be effective upon written notice to Tenant any time prior to Tenant reopening for business in the premises. Provided, however, in the event Landlord has not so elected to recapture, Tenant shall have right to notify Landlord of Tenant's intention to reopen for business in the premises within sixty (60) days, followed by Tenant's actually reopening for business fully stocked in substantially all of the premises within such sixty (60) day period, which notice and actual reopening shall toll Landlord's right to recapture.

      (d) Landlord and Tenant agree that no space in the Shopping Center, including demised premises, shall be used for any immoral uses or undesirable uses. For purposes hereof, undesirable uses are hereby defined as a bowling alley, deep discount retailer, theater showing either film, television or the like or live entertainment, health club, bar/restaurant, games/amusement room, indoor playground, adult bookstore or flea market. Additionally, Landlord agrees that no bar or restaurant shall be located within two hundred (200) feet of the demised premises.

SECTION 21. NUISANCES

      Tenant shall not perform any acts or carry on any practice which may injure the demised premises or be a nuisance or menace to other tenants in the Shopping Center.

SECTION 22. WASTE AND REFUSE REMOVAL

      Tenant covenants that it will use, maintain and occupy said demised premises in a careful, safe, lawful and proper manner and will not commit waste therein. Landlord or its agent shall have access at all reasonable times to the demised premises for purposes of inspecting and examining the condition and maintenance of the demised premises. Tenant agrees to remove all refuse from the demised premises in a timely, clean and sanitary manner. Tenant shall provide a refuse collection container at the rear of the demised premises to accommodate Tenant's refuse and Tenant shall routinely clean up around trash containers. Tenant shall contract with a licensed/insured refuse collection contractor to timely remove refuse therefrom and the location of the container shall be approved by Landlord.

SECTION 23. FIRE AND CASUALTY

      (a) Landlord shall at all times during the term of this Lease carry fire, casualty, and extended coverage insurance on the building, including the structural components (foundations, floors, walls, windows, structural supports, roof, HVAC, electrical systems, and plumbing) thereof. Landlord shall be under no obligation to maintain insurance on any improvements installed by or for the benefit of Tenant's use of the premises. Landlord may elect to self-insure its obligations hereunder and/or use whatever deductibles as Landlord deems appropriate, in its sole discretion.

      (b) If the demised premises shall be damaged, destroyed, or rendered untenantable, in whole or in part, by or as the result or consequence of fire or other casualty during the term hereof, Landlord shall repair and restore the same to a good tenantable condition with reasonable dispatch. During such period of repair, the rent herein provided for in this Lease shall abate (i) entirely in case all of the demised premises are untenantable; and (ii) proportionately if only a portion of the demised premises is untenantable and Tenant is able to economically conduct its business from the undamaged portion of the demised premises. The abatement shall be based upon a fraction, the numerator of which shall be the square footage of the damaged and unusable area of the demised premises and the denominator shall be the total square footage of the demised premises. Said abatement shall cease at such time as the demised premises shall be restored to a tenantable condition.

      (c) In the event the demised premises, because of such damage or destruction, are not repaired and restored to a tenantable condition with reasonable dispatch within one hundred fifty (150) days from the date of receipt of insurance proceeds for such damage or destruction, Tenant or Landlord may, at their option, terminate this Lease within sixty (60) days following such one hundred fifty (150) day period but prior to the repair and restoration of same by giving prior written notice to the other party and thereupon Landlord and Tenant shall be released from all future liability and obligations under this Lease.

      (d) If one-third (1/3) or more of the ground floor area of the demised premises are damaged or destroyed during the last two (2) years of the original or any extended term of this Lease, Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days following such damage or destruction, unless Tenant shall, within thirty (30) days following receipt of such notice, offer to extend the term of this Lease for an additional period of five (5) years from the date such damage or destruction is repaired and restored. If Tenant makes said offer to extend, Landlord and Tenant shall determine the terms and conditions of said extension within thirty (30) days thereafter or Tenant's offer shall not be deemed to prevent Landlord from canceling this Lease. If such terms and conditions have been mutually agreed to by the parties, then Landlord shall accept Tenant's offer and shall repair and restore the demised premises with reasonable dispatch thereafter.

      (e) If Landlord is required or elects to repair and restore the demised premises as herein provided, Tenant shall repair or replace its stock in trade, trade fixtures, furniture, furnishings and equipment and other improvements including floor coverings, and if Tenant has closed, Tenant shall promptly reopen for business.

SECTION 24. LANDLORD REPAIRS

      (a) Landlord shall keep in good order, condition, and repair the following: (i) structural portions of the demised premises; (ii) downspouts;
(iii) gutters; (iv) the roof of the Building of which the demised premises forms a part; and (v) the plumbing and sewage system serving the demised premises but located outside of the demised premises, except (as to all items) for damage caused by any negligent act or omission of Tenant or its customers, employees, agents, invitees, licensees or contractors, which shall be repaired or replaced as necessary, at the sole cost and expense of Tenant. "Structural portions" shall mean only the following: (i) foundations; (ii) exterior walls except for interior faces); (iii) concrete slabs; (iv) the beams and columns bearing the main load of the roof; and (v) the floors (but not floor coverings). Landlord shall also replace the HVAC system as necessary so long as Tenant has properly repaired and maintained same in accordance with all manufacturer's specifications provided to Tenant and in accordance with good business practice.

      (b) Notwithstanding the provisions of Paragraph (a) above, Landlord shall not be obligated to repair the following: (i) the exterior or interior of any doors, windows, plate glass, or showcases surrounding the demised premises or the store front; (ii) heating, ventilating or air-conditioning equipment in the demised premises; and (iii) damage to Tenant's improvements or personal property caused by any casualty, burglary, break-in, vandalism, war or act of God. Landlord shall, in any event, have ten (10) days after notice from Tenant stating the need for repairs to complete same, or commence and proceed with due diligence to complete same. Tenant expressly hereby waives the provisions of any law permitting repairs by a tenant at Landlord's expense.

      (c) The provisions of this Section 24 shall not apply in the case of damage or destruction by fire or other casualty or a taking under the power of eminent domain in which events the obligations of Landlord shall be controlled by Section 23 and Section 17 respectively.

SECTION 25. TENANT'S REPAIRS

      (a) Tenant shall keep and maintain, at Tenant's expense, all and every other part of the demised premises in good order, condition and repair, including, by way of example but not limitation: (i) all leasehold improvements;
(ii) all heating, ventilating, and air conditioning; (iii) interior plumbing and sewage facilities; (iv) all interior lighting; (v) electric signs; (vi) all interior walls; (vii) floor coverings; (viii) ceilings; (ix) appliances and equipment; (x) all doors, exterior entrances, windows and window moldings; (xi) plate glass; (xii) signs and showcases surrounding and within the demised premises; (xiii) the store front; (xiv) sprinkler systems including supervisory alarm service in accordance with current local and state fire protection standards. All of the foregoing shall be in good working order and condition upon delivery. In the event local or state codes do not require alarm systems, Tenant shall provide alarm service on all sprinkler systems to detect water flow and tampering with exterior and interior main control valves of the sprinkler system servicing Tenant's premises. Moreover, it shall be Tenant's responsibility to contact the Commercial Property Manager at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, (614) 445-8461, in the event the sprinkler system in the demised premises is ever shut off for any reason, and advise same of any damage occasioned or caused by the actions of Tenant, its agents, invitees, or employees, and/or as a result of Tenant's repair obligations hereunder.

      (b) If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant make such repair immediately. If Tenant refuses or neglects to make such repair and to complete the same with reasonable dispatch, Landlord may make such repair and Tenant shall, on demand, immediately pay to Landlord the cost of said repair, together with interest at ten percent (10%) per annum. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results.

      (c) Neither Tenant nor any of its contractors are permitted access to or permitted to perform alterations of any kind to the roof of the building.

      (d) Tenant shall pay promptly when due the entire cost of work in the demised premises undertaken by Tenant so that the demised premises and the Shopping Center shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to perform such work only with contractors previously reasonably approved of in writing by Landlord; to comply with all governmental requirements; and to save the Landlord and its agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to, or death of, any person, and/or damage to, or loss or destruction of, any property occasioned by or growing out of such work.

SECTION 26. COVENANT OF TITLE AND PEACEFUL POSSESSION

      Subject to the provisions of Paragraph 12 hereof, Landlord shall, on or before the date on which Tenant is permitted to install its merchandise and fixtures in the demised premises, have good and marketable title to the demised premises in fee simple and the right to make this Lease for the term aforesaid. At such time, Landlord shall put Tenant into complete and exclusive possession of the demised premises, and if Tenant shall pay the rental and perform all the covenants and provisions of this Lease to be performed by the Tenant, Tenant shall, during the term hereby demised, freely, peaceably, and quietly enjoy and occupy the full possession of the demised premises and the common facilities of the Shopping Center, subject, however, to the terms and conditions of this Lease.

SECTION 27. TENANT'S AND LANDLORD'S INSURANCE; INDEMNITY

      (a) Casualty Insurance. Tenant shall carry such insurance against loss of its property in, on or about the demised premises by fire and such other risks as are covered by all risk and extended coverage property insurance or other hazards as Tenant deems necessary. Landlord shall not be liable for any damage to Tenant's property in, on or about the demised premises caused by fire or other insurable hazards regardless of the nature or cause of such fire or other casualty, and regardless of whether any negligence of Landlord or Landlord's employees or agents contributed thereto. Tenant expressly releases Landlord of and from all liability for any such damage. Tenant agrees that its insurance policy or policies shall include a waiver of subrogation recognizing this release from liability.

      (b) Public Liability Insurance. Tenant agrees to procure and maintain during the demised term a policy or policies of liability insurance, with product and/or completed operations liability and blanket contractual coverage, written by a responsible insurance company or companies (which may be written to include the demised premises in conjunction with other premises owned or operated by Tenant) insuring Tenant against any and all losses, claims, demands or actions for injury to or death of any one or more persons and for damage to property in any one occurrence in the demised premises to the limit of not less than $1,000,000.00 and $2,000,000.00 general aggregate policy limit arising from Tenant's conduct and operation of its business in the demised premises, $500,000.00 limit for fire and legal liability, and $1,000,000.00 limit for products and/or completed operations. Tenant shall furnish to Landlord certificates evidencing the continuous existence of such insurance coverage, which must also name Landlord as an additional insured. All insurance companies must be licensed to do business in the state where the premises are located. Certificates of insurance will be provided at the time this Lease is executed and twenty (20) days prior to expiration of the policy. Certificates of insurance are to specify notification to Landlord of cancellation or termination of policy not less than ten (10) days prior to cancellation or termination.

      (c) Additional Insurance. Tenant agrees to provide a comprehensive boiler and machinery policy on a repair or replacement cost basis with an admitted, reputable insurance carrier covering property damage, business interruption and extra expense as a result of a loss from boiler(s), pressure vessel(s), HVAC equipment, or miscellaneous electrical apparatus within or servicing the demised premises. The deductible for property damage shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Business interruption deductible may not exceed twenty-four (24) hours. The limits for loss shall be no less than the replacement cost of the structure plus betterments and improvements thereon, furniture, fixtures, equipment and inventory together with property of others in the care, custody and control of Tenant. Business interruption limits shall be for the actual loss sustained.

      (d) Miscellaneous Insurance. Tenant agrees to provide and keep in force at all times worker's compensation insurance complying with the law of the state in which the premises are located. Tenant agrees to defend, indemnify and hold harmless Landlord from all actions or claims of Tenant's employees or employee's family members. Tenant agrees to provide a certificate as evidence of proof of worker's compensation coverage.

      With respect to any alterations or improvements by Tenant, Tenant shall maintain contingent liability and builder's risk coverage naming Landlord as an additional named insured. If Tenant hires contractors to do any improvements on the premises, each contractor must provide proof of worker's compensation coverage on its employees and agents to Landlord.

      (e) During the term of this Lease, Landlord shall, at its cost and expense, provide and maintain or cause to be provided and maintained with respect to the premises, insurance on the common areas, the Tenant's store building and all other improvements in the Shopping Center in which the premises are situated. The Landlord covenants and agrees that said insurance shall include protection against all the hazards covered by fire and extended coverage form of insurance policy and shall be in amounts which, in the event of damage or destruction, will yield funds adequate to restore the said improvements to at least the condition existing immediately prior to any such damage or destruction. Neither Tenant nor any of its affiliates or subtenants shall be liable for any loss or damage, regardless of cause, resulting from fire, flood, act of God or other casualty. Landlord shall also obtain general comprehensive liability insurance for coverage and limits at least equal to that set forth in
Section 27(b) for all portions of the Shopping Center (other than the premises or those areas insured by other tenants), including the common areas, naming Tenant as additional insured for any and all claims for damages to persons or property or loss of life or property occurring upon, in or about the common areas and the remainder of the Shopping Center. Landlord may use commercially reasonable deductibles Landlord customarily carries in the conduct of its business; however, Landlord shall be responsible for all liabilities not covered by deductibles or self-insured retention levels.

      (f) Indemnity. Tenant shall indemnify Landlord, Landlord's agents, employees, officers or directors, against all damages, claims and liabilities arising from any alleged products liability or from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the demised premises, unless such claim arises from a breach or default in the performance by Landlord.

of any covenant or agreement on its part to be performed under this Lease or the negligence of Landlord. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

      (g) Landlord shall indemnify Tenant, Tenant's officers, directors, employees and agents against all damages, claims and liabilities arising from any accident or injury whatsoever caused to any person, firm or corporation during the demised term in the common areas of the Shopping Center, unless such claim arises from a breach or default in the performance by Tenant of any covenant or agreement on Tenant's part to perform under this Lease or the negligence of Tenant. The indemnification herein provided shall include all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon.

SECTION 28. REAL ESTATE TAXES

      Tenant shall pay Tenant's Proportionate Share (as hereinafter defined) of any real estate taxes imposed upon the Shopping Center for each lease year included within the period commencing with the Commencement Date and ending with the expiration of the term of this Lease. For each lease year, "Tenant's Proportionate Share" of the real estate taxes upon the Shopping Center (including the Common Areas) shall be the product of such taxes multiplied by a fraction, the numerator of which shall be the ground floor area (expressed in square feet) of the demised premises and the denominator of which shall be the gross leasable floor area (expressed in square feet) of the Shopping Center. Tenant's Proportionate Share of real estate taxes is initially estimated by Landlord at One and 07/100 Dollars ($1.07) per square foot per annum.

      For the purpose of this Lease, the term "real estate taxes" shall include any special and general assessments, water and sewer rents and other governmental impositions imposed upon or against the Shopping Center of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen and each and every installment thereof, which shall or may during the lease term be levied, assessed or imposed upon or against such Shopping Center and of all expenses, including reasonable attorneys' fees, administrative hearing and court costs incurred in contesting or negotiating the amount, assessment or rate of any such real estate taxes, minus any refund received by Landlord.

      Notwithstanding any provision of this Lease to the contrary, Tenant shall not be obligated to pay for any assessment for special improvements heretofore installed or in the process of installation in connection with the initial development of the Shopping Center, and Landlord hereby agrees to pay for the same.

      The real estate taxes for any lease year shall be the real estate taxes for the tax year terminating during said lease year. If any lease year shall be greater than or less than twelve (12) months, or if the real estate tax year shall be changed, an appropriate adjustment shall be made. If there shall be more than one taxing authority, the real estate taxes for any period shall be the sum of the real estate taxes for said period attributable to each, taxing authority. If, upon the assessment day for real estate taxes for any tax year fully or partly included within the term of this Lease, a portion of such assessment shall be attributable to buildings in the process of construction, a fair and reasonable adjustment shall be made to carry out the intent of this section.

      Landlord shall submit to Tenant true copies of the real estate tax bill for each tax year or portion of a tax year included within the term of this Lease and shall bill Tenant for the amount to be paid by Tenant hereunder. Said bill shall be accompanied by a computation of the amount payable by Tenant and such amount shall be paid by Tenant within thirty (30) days after receipt of said bill.

      Should the State of Virginia or any political subdivision thereof or any governmental authority having jurisdiction thereof, impose a tax and/or assessment (other than an income or franchise tax) upon or against the rentals payable hereunder, in lieu of or in addition to assessments levied or assessed against the demised premises, or Shopping Center, then such tax and/or assessment shall be deemed to constitute a tax on real estate for the purpose of this section.

SECTION 29. TENANT'S INSURANCE CONTRIBUTION

      Tenant shall pay as additional rent, Tenant's Proportionate Share (as defined in Section 28 above) of the premiums for the insurance maintained by Landlord on all buildings and improvements, as well as liability insurance, for the Shopping Center, including the common areas, for each lease year during the term of this Lease. The premiums for the first and last lease years shall be prorated. Tenant shall pay Tenant's Proportionate Share of such premiums annually upon demand for such payment by Landlord, which is initially estimated by Landlord at Zero and 07/100 ($0.07) per square foot per annum. Tenant's Proportionate Share thereof shall be paid by Tenant within thirty (30) days after Landlord's demand therefor.

SECTION 30. FIXTURES

      Provided that Tenant shall repair any damage caused by removal of its property and provided that the Tenant is not in default under this Lease, Tenant shall have the right to remove from the demised premises all of its signs, shelving, electrical, and other fixtures and equipment, window reflectors and backgrounds and any and all other trade fixtures which it has installed in and upon the demised premises.

SECTION 31. SURRENDER

      The Tenant covenants and agrees to deliver up and surrender to the Landlord the physical possession of the demised premises upon the expiration of this Lease or its termination as herein provided in as good condition and repair as the same shall be at the commencement of the original term, loss by fire and/or ordinary wear and tear excepted, and to deliver all of the keys to Landlord or Landlord's agents.

SECTION 32. HOLDING OVER

      There shall be no privilege of renewal hereunder (except as specifically set forth in this Lease) and any holding over after the expiration by the Tenant shall be from day to day on the same terms and conditions (with the exception of rental which shall be prorated on a daily basis at twice the daily rental rate of the most recent expired term) at Landlord's option; and no acceptance of rent by or act or statement whatsoever on the part of the Landlord or his duly authorized agent in the absence of a written contract signed by Landlord shall be construed as an extension of the term or as a consent for any further occupancy.

SECTION 33. NOTICE

      Whenever under this Lease provisions are made for notice of any kind to Landlord, it shall be deemed sufficient notice and sufficient service thereof if such notice to Landlord is in writing, addressed to Landlord at 1798 Frebis Avenue, Columbus, Ohio 43206-3764, or at such address as Landlord may notify Tenant in writing, and deposited in the United States mailed by registered or certified mail, return receipt requested, with postage prepaid or Federal Express, Express Mail or such other expedited mail service as normally results in overnight delivery, with a copy of same sent in like manner to Vice President, Real Estate, 1800 Moler Road, Columbus, Ohio 43207. Notice to Tenant shall be sent in like manner to 1675 Watkins Road, Columbus, Ohio 43207. All notices may be effective upon receipt or refusal of receipt. Either party may change the place for service of notice by notice to the other party.

SECTION 34. DEFAULT

      (a) Elements of Default: The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

      1. Tenant fails to pay any monthly installment of minimum rent and/or additional rent within ten (10) days after the same shall be due and payable and, for the first two (2) times in any twelve (12) month period, within five
(5) days after receipt of written notice thereof;

      2. Tenant fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of twenty (20) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within twenty
(20) days and if Tenant commences such performance or cure within said twenty
(20) day period and thereafter diligently undertakes to complete the same, then such failure shall not be a default hereunder if it is cured within a reasonable time following Landlord's notice, but in no event later than forty-five (45) days after Landlord's notice.

      3. If Tenant refuses to take possession of the demised premises at the delivery of possession date.

      4. A trustee or receiver is appointed to take possession of substantially all of Tenant's assets in, on or about the demised premises or of Tenant's interest in this Lease (and Tenant or any guarantor of Tenant's obligations under this Lease does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the demised premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

      5. A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any Federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.

      (b) Landlord's Remedies: Upon the occurrence of any event of default, Landlord shall have the following rights and remedies, any one or more of which may be exercised without further notice to or demand upon Tenant:

      1. Landlord may re-enter the demised premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

      2. Landlord may terminate this Lease or Tenant's right to possession under this Lease as of the date of such default, in which event: (a) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the demised premises, and Tenant shall immediately thereafter surrender the demised premises to Landlord; (b) Landlord may re-enter the demised premises and dispose Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (c) notwithstanding a termination of this Lease, Landlord may re-let all or any part of the demised premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall immediately be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the demised premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the demised premises for re-letting, including all repairs, tenant finish improvements, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, re-entry and re-letting, it being expressly understood and agreed that the liabilities and remedies specified herein shall survive the termination of this Lease. Notwithstanding a termination of this Lease by Landlord, Tenant shall remain liable for payment of all rentals and other charges and costs imposed on Tenant herein, in the amounts, at the times and upon the conditions as herein provided. Landlord shall credit against such liability of the Tenant all amounts received by Landlord from such re-letting after first reimbursing itself for all reasonable costs incurred in curing Tenant's defaults and re-entering, preparing and refinishing the demised premises for re-letting, and re-letting the demised premises.

      3. Upon termination of this Lease pursuant to Section 34(b)2, Landlord may recover possession of the demised premises under and by virtue of the provisions of the laws of the State of Virginia, or by such other proceedings, including reentry and possession, as may be applicable.

      4. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease.

      5. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings, and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the demised premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or other use.

      (c) Additional Remedies and Waivers: The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereinafter provided by law and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a Default and no waiver of Default shall be effective unless it is in writing, signed by the Landlord.

      (d) Default by Landlord. Any failure by Landlord to observe or perform any provision, covenant or condition of this Lease to be observed or performed by Landlord, if such failure continues for thirty (30) days after written notice thereof from Tenant to Landlord, shall constitute a default by Landlord under this Lease, provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Landlord shall not be deemed to be in default if it shall commence such cure within such thirty (30) day period and thereafter rectify and cure such default with due diligence.

      (e) Tenant's Remedies. In the event of default by the Landlord, Tenant shall have the option to cure said default. Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in curing such default within thirty
(30) days after invoice thereof by Tenant, together with reasonable evidence supporting such invoiced amount. Tenant shall also have any and all rights available under the laws of the state in which the demised premises are situated.

SECTION 35. WAIVER OF SUBROGATION

      Landlord and Tenant, and all parties claiming under each of them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance coverage required to be maintained by the terms of this Lease on the demised premises or in connection with the Shopping Center or activities conducted with the demised premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. All policies of insurance required to be maintained by the parties hereunder shall contain waiver of subrogation provisions so long as the same are available.

SECTION 36. LIABILITY OF LANDLORD; EXCULPATION

      (a) Except with respect to any damages resulting from the gross negligence of Landlord, its agents, or employees, Landlord shall not be liable to Tenant, its agents, employees, or customers for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord or any member, officer, director, shareholder or partner (including successors and assigns) of Landlord personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord or any member, officer, director, shareholder or partner (including successors and assigns) of Landlord, and that all personal liability of Landlord or any member, officer, director, shareholder or partner (including successors and assigns) of Landlord, to the extent permitted by law, of every sort, if any, is hereby expressly waived by Tenant, and by every person now or hereafter claiming any right or security hereunder; and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the demised premises and the Shopping Center for the payment thereof.

      (b) If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, members or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the building or Landlord's ownership of the Shopping Center, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's fee simple or leasehold estate in the Shopping Center (whichever is applicable) and not out of any other assets of Landlord, or any of its officers, directors, shareholders, members or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said fee simple or leasehold estate. Notwithstanding the above, Tenant shall have the right to offset any final, unappealable judgement against twenty five percent (25%) all rentals if not paid to Tenant by Landlord within thirty (30) days thereafter.

      (c) It is expressly agreed that nothing in this Lease shall be construed as creating any personal liability of any kind against the assets of any of the officers, directors, members, partners or shareholders of Tenant, or their successors and assigns (excluding fraud and/or negligence of any such individual beyond the scope of such individual's employment by Tenant).

SECTION 37. RIGHTS CUMULATIVE

      Unless expressly provided to the contrary in this Lease, each and every one of the rights, remedies and benefits provided by this Lease shall be cumulative and shall not be exclusive of any other of such rights, remedies and benefits or of any other rights, remedies and benefits allowed by law.

SECTION 38. MITIGATION OF DAMAGES

      Notwithstanding any of the terms and provisions herein contained to the contrary, Landlord and Tenant shall each have the duty and obligation to mitigate, in every reasonable manner, any and all damages that may or shall be caused or suffered by virtue of defaults under or violation of any of the terms and provisions of this Lease agreement committed by the other.

SECTION 39. SIGNS

      No signs, whether building, free-standing, pylon or other signs, shall be placed within the Shopping Center except as such sign shall comply with sign criteria established by Landlord and with the prior written consent of Landlord (not to be unreasonably withheld) after sign drawings have been submitted to Landlord by Tenant and in accordance with local law. Tenant may, however, install its prototype signage on the exterior of the demised premises in accordance with local code. Landlord represents that Tenant shall have exterior building and representation on any existing and all future pylon signage. The location of existing pylon signage is identified on Exhibit "A".

SECTION 40. ENTIRE AGREEMENT

      This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified, or discharged orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

SECTION 41. LANDLORD'S LIEN - DELETED BY INTENTION

SECTION 42. BINDING UPON SUCCESSORS

      The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

SECTION 43. HAZARDOUS SUBSTANCES

      During the term of this Lease, Tenant shall not suffer, allow, permit or cause the generation, accumulation, storage, possession, release or threat of release of any hazardous substance or toxic material, as those terms are used in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder, or any other present or future federal, state or local laws, ordinances, rules, and regulations. Tenant shall indemnify and hold Landlord harmless from any and all liabilities, penalties, demands, actions, costs and expenses (including without limitation reasonable attorney fees), remediation and response costs incurred or suffered by Landlord directly or indirectly arising directly from Tenant's tenancy. Such indemnification shall survive expiration or earlier termination of this Lease. At the expiration or sooner termination hereof, Tenant shall return the demised premises to Landlord in substantially the same condition as existed on the date of commencement hereof free of any hazardous substances in, on or from the demised premises. The Landlord hereby represents and warrants that: (i) it has not used, generated, discharged, released or stored any hazardous substances on, in or under the Shopping Center and has received no notice and has no knowledge of the presence in, on or under the Shopping Center of any such hazardous substances; (ii) to Landlord's knowledge there have never been any underground storage tanks at the Shopping Center, whether owned by the Landlord or its predecessors in interest; (iii) to Landlord's knowledge there have never been accumulated tires, spent batteries, mining spoil, debris or other solid waste (except for rubbish and containers for normal scheduled disposal in compliance with all applicable laws) in, on or under the Shopping Center; (iv) to Landlord's knowledge it has not spilled, discharged or leaked petroleum products other than de minims quantities in connection with the operation of motor vehicles on the Shopping Center; (v) to Landlord's knowledge there has been no graining, filling or modification of wetlands (as defined by federal, state or local law, regulation or ordinance) at the Shopping Center; and (vi) to Landlord's knowledge there is no asbestos or asbestos-containing material in the demised premises. The representations and warranties set forth in this subparagraph shall apply to any contiguous or adjacent property owed by the Landlord. Landlord hereby indemnifies Tenant for any and all loss, cost, damage or expense to Tenant resulting from any misrepresentation or breach of the foregoing representations and warranties.

      If any such hazardous substances are discovered at the Shopping Center (unless introduced by the Tenant, its agents or employees) or if any asbestos or asbestos containing material is discovered in the demised premises, and removal, encapsulation or other remediation is required by applicable laws, the Landlord immediately and with all due diligence and at no expense to the Tenant shall take all measures necessary to comply with all applicable laws and to remove such hazardous substances or asbestos from the Shopping Center and/or encapsulate or remediate such hazardous substances or asbestos, which removal and/or encapsulation or remediation shall be in compliance with all environmental laws and regulations, and the Landlord shall repair and restore the Shopping Center at its expense. From the date such encapsulation, remediation and restoration is complete, the rent due hereunder shall be reduced by the same percentage as the percentage of the demised premises which, in the Tenant's reasonable judgement, cannot be safely, economically or practically used for the operation of the Tenant's business. Anything herein to the contrary notwithstanding, if in the Tenant's reasonable judgement, such removal, encapsulation, remediation and restoration cannot be completed within one hundred eighty (180) days or the same is not actually completed by Landlord within such one hundred eighty (180) day period following the date such hazardous substances or asbestos are discovered and such condition materially adversely affects Tenant's ability to conduct normal business operations in the premises, then the Tenant may terminate this Lease by written notice to the Landlord within thirty (30) days after such 180 day period, which notice shall be effective on Landlord's receipt thereof. Landlord shall comply with OSHA 29 CFR 1910.1001 (j) to notify tenants, including Tenant, of asbestos related activities in the demised premises and the Shopping Center including, but not limited to, selection of the certified/licensed asbestos abatement contractor, scope of the abatement work, and final clearance testing procedures and results.

SECTION 44. TRANSFER OF INTEREST

      If Landlord should sell or otherwise transfer its interest in the demised premises, upon an undertaking by the purchaser or transferee to be responsible for all the covenants and undertakings of Landlord, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Landlord.

SECTION 45. ACCESS TO PREMISES

      Landlord and its representatives shall have free access to the demised premises at all reasonable times for the purpose of: (i) examining the same or to make any alterations or repairs to the demised premises that Landlord may deem necessary for its safety or preservation; (ii) exhibiting the demised premises for sale or mortgage financing; (iii) during the last three (3) months of the term of this Lease, for the purpose of exhibiting the demised premises and putting up the usual notice "to rent" which notice shall not be removed, obliterated or hidden by Tenant, provided, however, that any such action by

Landlord shall cause as little inconvenience as reasonably practicable and such action shall not be deemed an eviction or disturbance of Tenant nor shall Tenant be allowed any abatement of rent, or damages for an injury or inconvenience occasioned thereby.

SECTION 46. HEADINGS

      The headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease.

SECTION 47. NON-WAIVER

      No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent in this Lease stipulated shall be deemed to be other than on account of the stipulated rent nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord or its agents may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

SECTION 48. SHORT FORM LEASE

      This Lease shall not be recorded, but a short form lease, which describes the property herein demised, gives the term of this Lease and refers to this Lease, shall be executed by the parties hereto, upon demand of either party and such short form lease may be recorded by Landlord or Tenant at any time either deems it appropriate to do so. The cost and recording of such short form lease shall belong to the requesting party.

SECTION 49. ESTOPPEL CERTIFICATE

      At any time and from time to time upon not less than ten (10) business day's prior notice by Landlord or Tenant, the other party shall deliver a statement in writing addressed to the requesting party certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) whether the term has commenced and rent shall have become payable hereunder, and if so, the dates to which they have been paid,
(iii) whether or not, to such party's knowledge, the requesting party is in default in performance of any of the terms of this Lease, and if so, specifying such default of which it may have knowledge, (iv) whether Tenant has accepted possession of the demised premises, (v) whether either party has made any claim against the other under this Lease, and if so, the nature thereof, (yi) whether there exist any offset or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and if so, specifying the same; and (vii) such other matters as either party may reasonably request of the other.

SECTION 50. TENANT'S REIMBURSEMENT

      (a) Landlord shall pay Tenant Three Hundred Thousand and 00/100 ($300,000.00) Dollars (the "Tenant Reimbursement"), as payment for all costs incurred on behalf of Tenant for the purchase, erection, and installation of Tenant Improvements on or within the demised premises. "Tenant Improvements" shall consist of the work described in the attached Exhibit "E". The Tenant Reimbursement shall be paid by Landlord to Tenant within ten (10) days of the later of (i) Tenant opening for business in the demised premises and (ii) Tenant providing to Landlord a lien waiver from Tenant's general contractor and Tenant's acceptance of the demised premises. In the event Landlord does not timely pay the Tenant Reimbursement to Tenant, (a) Landlord shall pay to Tenant interest on such unpaid amounts at an annual rate of interest equal to four percent (4%) over the prime rate in effect from time to time as established by National City Bank, Columbus, Ohio and (b) Tenant shall have the right to deduct any and all such amounts owed Tenant against payments of Rent thereafter due Landlord until such time as Tenant has been credited the full amount of the Tenant Reimbursement plus applicable interest.

SECTION 51. TENANT'S TERMINATION RIGHT:

      In the event that Tenant's gross receipts from the demised premises, as calculated by Tenant in accordance with generally accepted accounting principles consistently applied, shall be less than Six Million One Hundred Thirty Thousand Eight Hundred Eighty-Four and 00/100 Dollars ($6,130,884.00) in either of the third (3rd) or fourth (4th) lease years of the initial term hereof, Tenant shall have the right, at Tenant's sole election, provided that Tenant is not then in default of the terms of this Lease beyond any applicable notice and cure periods, on or before the date (the "Last Termination Notice Date") which is thirty (30) days after the end of the fourth (4th) lease year, to send to Landlord a notice terminating this Lease as of the last day of the fifth (5th) lease year (the "Tenant's Termination Date"), provided that on or before such Tenant's Termination Date, Tenant shall deliver to Landlord a certified or bank check equal to the "Lease Termination Amount". The "Lease Termination Amount" shall be equal to the unamortized balance of the Tenant's Improvement Allowance and the broker's fees paid by Landlord, which amounts shall be amortized on a straight-lined basis over the initial term of the Lease. In the event that Tenant shall so terminate this Lease in accordance with the provisions of this
Section 51, then the term of this Lease shall terminate and expire on Tenant's Termination Date with the same force and part of Tenant to be performed, and if so, specifying the same; and (vii) such other matters as either party may reasonably request of the other.

SECTION 50. TENANT'S REIMBURSEMENT

      (a) Landlord shall pay Tenant Three Hundred Thousand and 00/100 ($300,000.00) Dollars (the "Tenant Reimbursement"), as payment for all costs incurred on behalf of Tenant for the purchase, erection, and installation of Tenant Improvements on or within the demised premises. "Tenant Improvements" shall consist of the work described in the attached Exhibit "E". The Tenant Reimbursement shall be paid by Landlord to Tenant within ten (10) days of the later of (i) Tenant opening for business in the demised premises and (ii) Tenant providing to Landlord a lien waiver from Tenant's general contractor and Tenant's acceptance of the demised premises. In the event Landlord does not timely pay the Tenant Reimbursement to Tenant, (a) Landlord shall pay to Tenant interest on such unpaid amounts at an annual rate of interest equal to four percent (4%) over the prime rate in effect from time to time as established by National City Bank, Columbus, Ohio and (b) Tenant shall have the right to deduct any and all such amounts owed Tenant against payments of Rent thereafter due Landlord until such time as Tenant has been credited the full amount of the Tenant Reimbursement plus applicable interest.

SECTION 51. TENANT'S TERMINATION RIGHT:

      In the event that Tenant's gross receipts from the demised premises, as calculated by Tenant in accordance with generally accepted accounting principles consistently applied, shall be less than Six Million One Hundred Thirty Thousand Eight Hundred Eighty-Four and 00/100 Dollars ($6,130,884.00) in either of the third (3rd) or fourth (4th) lease years of the initial term hereof, Tenant shall have the right, at Tenant's sole election, provided that Tenant is not then in default of the terms of this Lease beyond any applicable notice and cure periods, on or before the date (the "Last Termination Notice Date") which is thirty (30) days after the end of the fourth (4th) lease year, to send to Landlord a notice terminating this Lease as of the last day of the fifth (5th) lease year (the "Tenant's Termination Date"), provided that on or before such Tenant's Termination Date, Tenant shall deliver to Landlord a certified or bank check equal to the "Lease Termination Amount". The "Lease Termination Amount" shall be equal to the unamortized balance of the Tenant's Improvement Allowance and the broker's fees paid by Landlord, which amounts shall be amortized on a straight-lined basis over the initial term of the Lease. In the event that Tenant shall so terminate this Lease in accordance with the provisions of this
Section 51, then the term of this Lease shall terminate and expire on Tenant's Termination Date with the same force and effect as though said date was the scheduled expiration date of the term under this Lease. Notwithstanding the giving of such termination notice and Tenant's exercise of its termination right under this Section 51, Tenant shall perform and observe all of Tenant's obligations under this Lease through and including the Tenant's Termination Date. In the event Tenant exercises the termination right provided for in this Section 51, Landlord shall have the right, upon seven
(7) days prior written notice, at Tenant's corporate headquarters, to examine Tenant's books and records relating to gross receipts at the demised premises, provided such right shall expire ninety (90) days after Tenant notifies Landlord of Tenant's exercise of Tenant's election to terminate the Lease pursuant to the provisions of this Section 51.

SECTION 52. NO BROKER:

      Landlord and Tenant each represent to the other that they have not entered into any agreement or incurred any obligation in connection with this transaction which might result in the obligation to pay a brokerage fee to any broker. Each party shall indemnify and hold the other party harmless from and against any other claim or demand by any other broker or other person for bringing about this Lease who claims to have dealt with such indemnifying party, including all expenses incurred in defending any such claim or demand (including reasonable attorney's fees).

      IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

SIGNED AND ACKNOWLEDGED IN THE PRESENCE OF:

                            LANDLORD:

                            JLP - CHESAPEAKE, LLC,
                            an Ohio limited liability company

                            By: JUBILEE LIMITED PARTNERSHIP,
                                an Ohio limited partnership,
                                Member

                                By: Schottenstein Professional Asset
                                    Management Corporation, its general partner

/s/ Edward K. Arndt
/s/ Leslie A. Schutte

                                    By: /s/ Jay Schottenstein
                                        -----------------------------
                                        Jay Schottenstein
                                    Its: President and Chairman of the Board

                                                   TENANT:

                                                   SHONAC CORPORATION,
                                                   an Ohio corporation

/s/ Christy L. Cuschleg
/s/ Tracy L. Snow

                                                   By: /s/ John C. Rossler
                                                       -----------------------
                                                       John C. Rossler
                                                   Its: President,

STATE OF OHIO       :
                    :SS.
COUNTY OF FRANKLIN  :

      The foregoing instrument was acknowledged before me this 1st day of April, 2001, by Jay Schottenstein, President and Chairman of Schottenstein Professional Asset Management Corporation, General Partner of Jubilee Limited Partnership, an Ohio limited partnership, Managing Member of JLP - Chesapeake, LLC, an Ohio limited liability company, for and on behalf of said Ohio limited liability company.

[NOTARIAL SEAL] CANDACE K. PILKINGTON
                Notary Public
                In and for the State of Ohio           /s/ Candace K. Pilkington
                My Commission Expires                  -------------------------
                October 5, 2004                        Notary Public

STATE OF OHIO        :
                     : SS.
COUNTY OF FRANKLIN   :

      The foregoing instrument was acknowledged before me this 9th day of April, 2001, by John C. Rossler, President of Shonac Corporation, an Ohio Corporation, for and on behalf of said corporation.

                                                /s/ Christy L. Cuschleg
                                                ------------------------
                                                Notary Public

                                                   Christy L. Cuschleg
                                                   My commission expires 8/2/04

                                   EXHIBIT A
                                   SITE PLAN
                                 [SITE PLAN MAP]

                                   EXHIBIT A-1

                               LEGAL DESCRIPTION

Parcel I - Shopping Center and Eden Way Small Shops (Tax ID # 0280000000930)

Parcel 1A-1 as shown on "SUBDIVISION PLAT FOR PARCEL 1A, VOLVO TRACT, WASHINGTON BOROUGH, CHESAPEAKE, VIRGINIA", dated August 2, 1993 and recorded in the Clerk's Office of the Circuit Court of the City of Chesapeake, Virginia in Map Book 109 at page 45.

Parcel II - Crossways Small Shops and Mattress Firm (Tax ID # 0280000000900)

Remainder of Parcel 1D as shown on "SUBDIVISION PLAT OF PARCEL 1D, VOLVO TRACT, WASHINGTON BOROUGH, CHESAPEAKE, VIRGINIA", dated October 1, 1992 and recorded in the Clerk's Office of the Circuit Court of the City of Chesapeake, Virginia in Map Book 105 at page 110.

Parcel III

TOGETHER WITH AND SUBJECT TO those certain non-exclusive easements for access and ingress/egress for vehicular and pedestrian traffic as contained in Declarations of Easements, Covenants and Restrictions by AHBC Associates, a Virginia joint venture, dated December 14, 1989, recorded December 20, 1989, in Deed Book 2539, page 1; First Amendment to Declaration of Easements, Covenants and Restrictions in Deed Book 3968, page 352; and Second Amendment to Declaration of Easements, Covenants and Restrictions in Deed Book 4023, page 330, all recorded in the Clerk's Office of the Circuit Court of the City of Chesapeake, Virginia.

                                   EXHIBIT A-2

                               Not yet available.

                                    EXHIBIT B

                                 LANDLORD'S WORK

RESPONSIBILITY SCHEDULE

                                                    GENERAL
                                                   CONTRACTOR            DSW                             NOTES
                                               -----------------   ----------------   ----------------------------------------------
                                                SUPPLY   INSTALL   SUPPLY   INSTALL
                                               -------   -------   ------   -------
        PERMITS                                   -         -
03000   FLOOR LEVELING                            -         -
03300   CONCRETE                                  -         -
06200   ROUGH & FINISH CARPENTRY                  -         -
06400   MILLWORK                                                     -         -      COORDINATE WITH VENDOR #3 OR #4
        COUNTERS AND SHELVING                                        -         -
        FIXTURES                                                     -         -
07530   MEMBRANE ROOFING SYSTEM                   -         -                         MAINTAIN EXISTING ROOFING SYSTEM - SINGLE PLY
        PREFAB METAL ROOF SYSTEM                  -         -                         BALLASTED SUPPLY SHOP DRAWINGS FOR ARCHITECT'S
                                                                                      APPROVAL
07920   SEALANTS                                  -         -
O8210   DOORS, FRAMES AND TRIM                    -         -
08330   OVERHEAD DOCK DOOR                        -         -
08400   ELIASON IMPACT DOORS                      -         -
O8710   DOOR FINISH HARDWARE                      -         -
O9110   LIGHT GAUGE METAL FRAMING                 -         -
09250   GYPSUM WALL BOARD                         -         -
O9510   ACCOUSTICAL CEILING SYSTEM                -         -
09650   RESILIENT FLOORING                                  -        -                COORDINATE WITH DSW
        COVE BASE                                 -         -
        PORCELAIN TILE                                      -        -                COORDINATE WITH VENDOR #7 AND DSW
09680   CARPETING                                           -        -                COORDINATE WITH VENDOR #6 AND DSW
        TRANSITION STRIPS                         -         -
09900   PAINTING                                  -         -
10155   TOILET COMPARTMENTS                       -         -
1O440   EXTERIOR SIGNAGE                                             -         -      COORDINATE WITH VENDOR #1 OR #2
        INTERIOR SIGNAGE                                             -         -
        STOREFRONT AWNINGS                        -         -                         PURCHASE FROM VENDOR #3
        EXTERIOR COLUMN COVERS                    -         -                         PURCHASE FROM VENDOR #12
1O5OO   LOCKERS                                                      -         -
1O520   FIRE EXTINGUISHERS                        -         -
10550   REFRIGERATOR                                                 -         -
10800   TOILET ACCESSORIES                        -         -
1116O   LOADING DOCK EQUIPMENT                    -         -
        OFFICE EQUIPMENT                                             -         -
        OFFICE  GLAZING                                              -         -
15000   HVAC SYSTEM / ROOF TOP UNITS              -         -                         PURCHASE FROM VENDOR #5
        DUCTWORK / AIR DEVICES 4 ACCESSORIES      -         -
15400   PLUMBING SYSTEM                           -         -
15500   SPRINKLER SYSTEM                          -         -
16OOO   ELECTRIC SYSTEM                           -         -                         PURCHASE FROM VENDOR #4
        LIGHTING FIXTURES                         -         -                         PURCHASE FROM VENDOR #4
        BUILDING SECURITY SYSTEM                                     -         -      SUPPLIED BY VENDOR #11
        TELEPHONE & DATA CABLING & EQUIPMENT                         -         -      SUPPLIED BY VENDOR #8
        SOUND SYSTEM                                                 -         -      SUPPLIED BY VENDOR #9


                    2 3 6 2 5
                    COMMERCE PARK
                    CLEVELAND OHIO
                    4 4 1 2 2                                     [DSW SHOE WAREHOUSE LOGO]
[HERSCHMAN          PHONE  216-464-4144
ARCHITECTS          FAX    216-464-6592                           CROSSWAYS CENTER
INCORPORATED LOGO]  E-MAIL: mailbox@herschmanarchitects.com       CHESAPEAKE, VA

                               DSW SHOE WAREHOUSE

                                  [ILLEGIBLE]

                                    EXHIBIT C

                                 TENANT'S WORK

DSW RESPONSIBILITY

      DSW WILL SUPPLY THE FOLLOWING ITEMS.

      A.    CARPET
            (TRANSITION STRIPS AND VINYL BASE BY GC).

      B.    VCT
            (TRANSITION STRIPS AND VINYL BASE BY GC).

      C.    PORCELAIN TILE
            (INCLUDING THIN SET AND GROUT).

      D.    MAT SYSTEM IN VESTIBULE.

      E.    GLASS AND FRAMING AT OFFICE PARTITIONS.

      F.    MIRRORS AND CLIPS (LOCATIONS AS DIRECTED BY DSW).

      G INTERIOR SIGNAGE (6 - 6' X 8' GATERFOAM SIGN PANELS, ATTACHED TO GYPSUM BOARD).

      H.    CASH REGISTER COUNTERS AND CASHWRAPS.

      I.    HANDBAG WALL SYSTEM

      J.    SLATWALL

      K.    TIME CLOCK (MOUNT AT OFFICE)

      L.    SAFE (BOLT TO FLOOR IN OFFICE)

      M.    COAT RACK

      N.    OFFICE CABINETRY

      O.    STOCKROOM SHELVING.

      Also see Schedule contained in Exhibit B.

                                    EXHIBIT D

                                   EXCLUSIVES

       TENANT                                            PROVISION
       ------                                            ---------
GREENBRIER ART AND FRAME   Landlord agrees that no store in the portion of the Shopping Center that is outlined in yellow on Exhibit A ("the restricted area") shall be used by any tenant or occupant whose sole business is, or whose major portion
                           (i.e. fifty percent (50%) or more) of sales is generated by, the sale of art, pottery, frames, or framing services. However, nothing in this section 41 shall be deemed to prohibit any tenant or occupant in the
                           Restricted Area from selling art, pottery, frames or framing services, so long as such sales are not the primary use of the Premises of such tenant or occupant. Tenant recognizes that the provisions of this section 41 shall not apply to any of the premises originally leased to Montgomery
                           Wards, Marshalls, Uptons, or Freddy Drugs or to any other portion of the
                           Shopping Center that is not part of the Restricted Area. If Tenant ceases to sell art, pottery, frames, or framing services, or closes for business, the provisions of this section 41 will automatically terminate and cease to be of any further force or effect for the remainder of the term of this Lease.

S&K FAMOUS BRANDS          If Landlord, during the Lease Term or any extension or renewal thereof, leases space or permits space to be used in the Shopping Center in the area outlined in yellow on Exhibit A to another store which sells men's suits and sportcoats representing fifty percent (50%) or more of :the value of its inventory at retail, then Tenant, at its option, and commencing from the first date that such event occurs, may either cancel this Lease or reduce its rental to the lessor of (i) rent or (ii) four percent (4%) of gross sales. Such rent reduction shall continue through the Lease Term and any extension thereof until such event no longer exists and payment thereof shall constitute Tenant's total monetary commitment to Landlord under the terms of this Lease.

                           If Landlord, during the Lease Term or any extension or renewal thereof, leases or sells space, or permits space to be used, in any of the out parcels of the Shopping Center to another store which sells men's suits and sportcoats representing fifty percent (50%) or more of the value of its inventory at retail, then Tenant, upon 90 days prior written notice to Landlord. may terminate and cancel this Lease.

                           During the term of this Lease and any extension or renewal thereof,
                           Landlord shall not lease the premises adjacent, connecting, or adjoining
                           Tenant to any restaurant or other food operation, pet shop, dry cleaning business, paint store, or beauty salon.

PRINT IT                   Landlord agrees that no store in the portion of the Shopping Center that is outlined in yellow on Exhibit A (the "Restricted Area") shall be used by any tenant or occupant whose sole business is, or whose major portion
                           (i.e., fifty percent (50%) or more) of sales is generated by, the sale of printing, copying and photofinishing services and accessories. However, nothing in this section 40 shall be deemed to prohibit any tenant or occupant in the Restricted Area from selling, printing, copying, and photofinishing services and accessories, so long as such sales are not the primary use of the Premises of such tenant or occupant. Tenant recognizes that the provisions of this section 40 shall not apply to any of the premises originally leased to Montgomery Wards, Marshalls, Uptons, or Office Depot or to any portion of the Shopping Center that is not part of the Restricted Area. If tenant ceases to sell printing, copying, and photofinishing services and accessories, or close for business, the provision of this section 40 will automatically terminate and cease to be of any further force or effect for the remainder of the term of this Lease.

WINSTON'S CAFE INC.        Landlord agrees that no store in the portion of the Shopping Center that is outlined in yellow on Exhibit A (the "Restricted Area") shall be used by any tenant or occupant whose sole business is, or whose major portion
                           i.e. fifty percent (50%) or more, of sales is generated by, the sale of delicatessen sandwiches and beverages including beer, wine and alcohol collectively. However, nothing in this section 41 shall be deemed to prohibit any tenant or occupant in the Restricted Area from selling delicatessen sandwiches and beverages including beer, wine and alcohol, so long as such sales are not the primary use of the premises of such tenant or occupant. Tenant recognizes that the provision of this section
                           41 shall not apply to any of the premises originally leased to Montgomery
                           Wards, Marshalls, Upton's or Freddy Drugs or Famous Uncle A1's Hot Dogs
                           to any other portion of the Shopping Center that is not part of the
                           Restricted Area. If Tenant ceases to sell delicatessen sandwiches and beverages including beer, wine and alcohol or closes for business, the provisions of this section 41 will automatically terminate and cease to be of any further force and effect for the remainder of the term of this
                           Lease.

RUBY TUESDAY'S             Landlord will not use, lease or permit any other store or property in the
                           Shopping Center on or any other property adjacent to the Shopping Center, where such property is owned or controlled by Landlord, to be used for the purpose of a TGI Friday's, Bennigan's, Applebee's, Chili's, or
                           Grady's, or the successor to such businesses. For purposes of this section, "any other property owned by Landlord" shall include, but not be limited to, property owned directly or indirectly by Landlord, or property owned by one (1) or more of the shareholders or partners or
                           Landlord, if Landlord is a corporation or partnership. The restrictions shall include any out parcels to the Shopping Center, whether leased or sold by Landlord. The restrictions contained herein shall not apply to the Inducement Tenants referred to in section 34 (Montgomery Wards,
                           Uptons, Marshalls or Freddy Drugs). The Landlord warrants that there are no prior agreements or leases in existence on the date hereof which would violate the foregoing provisions.

MARSHALLS                  Landlord specifically agrees with Tenant as follows:
                           -     In recognition of the fact that the following types of operations would unduly burden the parking areas serving the demised premises and would hamper the use of said parking areas by customers of
                                 Tenant, other than as specifically set forth on the Site Plan,
                                 Landlord will not lease, sell, or otherwise permit any structure within the Shopping Center to be used in whole or in part as a food supermarket, bar not incidental to the sale of food for on-premises consumption, theatre of any kind, bowling alley, skating rink, amusement park, carnival, meeting hall, "disco" or other dance hall, sporting event or other sports facility, auditorium or any other like place or assembly. Landlord will not lease, sell, or otherwise permit any structure within the Shopping Center to be used in whole or part as a restaurant or a convenience food mart similar to "7-11" or "Christy's" within 200 feet of any portion of the demised premises in any direction.

                           -     Landlord agrees that during the term of this lease that it not lease, sell or otherwise permit any structure within the Center to be used in whole or in part for any manufacturing operation; as a factory; for any industrial usage; as a warehouse; processing or rendering plant; for any establishment selling cars, trailers, mobile homes; for the operation of a billiard parlor, amusement center, flea market, massage parlor or carnival; for so-called
                                 "off-track betting" operation; for the sale of or display of pornographic materials; or for any other purpose which would be inconsistent with the use of the Shopping Center as a community oriented retail shopping center.

                           -     If Landlord permits any one occupant of the Shopping Center other than Tenant (i) in any space in the shopping center other than the space to be occupied by Montgomery Wards and Uptons, or (ii) in the space to be occupied by Montgomery Wards at such time as Montgomery
                                 Ward and Landlord fail to have a valid and continuing lease for such premises, or (iii) in the space to be occupied by Uptons at such time as Uptons and Landlord fail to have a valid and
                                 continuing lease for such premises, to use more than 12,000 square feet of floor area for the sale or display at discount prices of
                                 (i) brand-name clothing (ii) brand-name shoes (iii) brand name giftware (iv) brand name domestics, then minimum rent payable pursuant hereto shall be reduced from and including the sixtieth
                                 (60th) day following any such violation to and including the one hundred twentieth (120th) day following any such violation to sixty percent (60%) of the amount provided for in section III, and if the violation continues, then minimum rent payable pursuant hereto from and after the one hundred twenty-first day following such violation shall be reduced to forty percent (40%) of the amount provided for in Section I of Article III, and such rent reduction in minimum rent shall remain effective for so long as such use continues and for so long as Tenant is operating the demised premises as a
                                 Marshalls"

OLD COUNTRY BUFFET         Landlord shall not lease space in the Shopping Center to any other tenant whose primary business conducted in such space is the operation of a buffet-style restaurant.

MIO'S PIZZERIA             During the term of this Lease, Landlord agrees not to enter into any new lease for space in the Crossways Shopping Center at Greenbrier, the
                           Crossways Small Shops or Eden Way Small Shops (collectively, the
                           "Exclusive Area") nor permit any existing tenants (subject to the existing rights of such tenants under their leases) in the Exclusive Area to assign or sublet any of the space in the Exclusive Area to another tenant whose primary business is a full service sit down, dine-in Italian restaurant.

THE HAIR CUTTERY           So long as Tenant is not in default under the terms of this Lease,
                           Landlord agrees that it will not allow another operator whose primary business is that of full service hairstyling services into the Center.

MATTRESS FIRM              During the term of this Lease, Landlord agrees not to enter into any new lease for space in the Crossways Shopping Center at Greenbrier, the
                           Crossways Small Shops or Eden Way Small Shops (collectively, the
                           "Exclusive Area") nor permit any existing tenants (subject to the existing rights of such tenants under their leases) in the Exclusive Area to assign or sublet any of the space in the Exclusive Area to another tenant whose primary business is the sale of mattresses or waterbeds.

CHESAPEAKE BAGEL BAKERY    During the Lease Term, Landlord, its successors, assigns, shall not lease, rent, occupy or permit to be occupied any premises within the
                           Shopping Center, which are to be used for a bakery and/or restaurant serving bagels nor shall it permit any portion of the Shopping Center to be used for a sandwich with usage shop to that similar to that described in Permitted Uses in Section 1 (I) of this Lease by any party other than the Tenant. These covenants shall run with the land. Landlord acknowledges that in the event of a breach of these covenants, Tenants remedies at law would be inadequate and in such event, Tenant shall be entitled to terminate this Lease and to full and adequate relief by injunction, damages or otherwise. Notwithstanding the foregoing, Tenant's exclusive shall be subject to the rights of existing Tenants including the existing Tenants right to sublet under the terms of their Lease this exclusive shall only apply to new Leases entered into by Landlord after effective date of this Lease.

APPLE ONE EMPLOYMENT       During the term of this Lease, Landlord agrees not to. enter into any new
                           Lease for space in the Crossways Small Shops (the exclusive area) nor permit any existing Tenants (subject to the existing rights of such
                           Tenants under their leases) in the exclusive area to assign or sublet any of the space in the exclusive area to another Tenant whose primary business is a hiring agency.

CHRISTOPHER FUSCO, O.D.    Landlord agrees not to sublet or lease current location to individual or company whose business is, in whole or in part, for the sale of optometric services or related optical accessories including eyeglasses and contact lenses.

                           Tenant requires Landlord to get prior approval from tenant regarding the type and nature of business to be located next door to tenant at new location in order to assure quiet enjoyment of new premises.

MONTGOMERY WARD & CO.,     No portion of the shopping center which lies within 150 feet of any
INCORPORATED               entrance to the Ward Retail Building shall at any time be used for a fast food restaurant, a theater (movie or otherwise), video arcade or electric game room, pet store or "kiddie" or other amusement rides. No portion of the shopping center, and no portion of the Ward Buildings, shall at any time be used for a skating or roller rink, a bingo hall or other gambling establishment, a church, a funeral parlor, a bar for on-site consumption of alcoholic beverages (except as an incidental use to an establishment in which food is served as the primary business), nightclub, discotheque, social club, bowling alley, adult book store or other business selling or exhibiting pornography (except as an incidental use to a permitted use,
                           e.g., magazines in a drug store), automobile dealership, health club, pool hall, billiard hall, shooting gallery, antique store in excess of
                           10,000 square feet, auction house, swimming pool, consignment store in excess of 5,000 square feet, closeout, bankruptcy/fire sales or damaged merchandise store [except as such use relates to an actual on-site closeout of the business of a tenant in the shopping center, or the sale of customer return merchandise, merchandise shipped to a tenant of the shopping center, including the Tenant, for sale at the shopping center as new merchandise (including, without limitation, floor samples) which is or becomes damaged], flea market, any use which creates strong, unusual or offensive odors, fumes, dust or vapors or which is a public or private nuisance, or any use which creates noise and sounds objectionable due to intermittency, beat, frequency, shrillness or loudness, or any use which creates a fire or other hazard which is not typically found in medium to large strip centers.

OFFICE DEPOT               [TO BE INSERTED AFTER RECEIPT OF EXHIBITS]

STARBUCKS COFFEE COMPANY   Landlord shall not use or allow any other person or entity
                           (except Tenant) to use any portion of the Shopping Center for the sale of
                           (a) freshly ground or whole coffee beans, (b) espresso or espresso-based coffee drinks, or (c) gourmet, brand-identified brewed coffee. This restriction shall also apply to kiosks and carts. This exclusive shall not apply to any full service grocery store or any existing tenant that has the right under its current lease to sell such items, nor shall it apply to the sale of non-gourmet, non-brand-identified, drip coffee by the cup. Notwithstanding the foregoing, Landlord may permit any full service restaurant serving a complete dinner menu to sell brewed coffee or espresso-based drinks for on-premises consumption.

FUNCOLAND                  Any provisions of this Lease to the contrary notwithstanding, and provided Tenant (i) is not in default under the terms and provisions of this Lease beyond any applicable cure period, and (ii) is open and operating its business in the Premises in accordance with the Permitted
                           Use, then, in those events Landlord agrees that during the term of the
                           Lease, it will not enter into a lease for a store location fronting on or located within the Shopping Center with any other tenant or occupant whose primary use includes the sale and/or purchase of prerecorded entertainment software (Competing Tenant). The terms and provisions of this Paragraph shall not be applicable to areas owned, leased and/or subleased to any existing tenant or occupant, Or its successors with a similar use.

LESLIE'S POOLMENT, INC.    Landlord agrees that until the end of the Term, or any continuations or extensions thereof, Landlord shall not use or occupy, or permit the use of or occupancy of, any "Restricted Property" (defined below) for the operation of any store wherein the sale of swimming pool and/or spa supplies, swimming pools and/or spas constitutes more than ten percent
                           (10%) of the gross sales therein (a "Competing Store"). For purposes of this Lease, "Restricted Property" means space not demised to Tenant in the Crossways Shopping Center. Competing Stores existing on the date of this Lease, and Competing Stores which are or may in the future be located on that parcel identified as "Exempted Parcel" on the Site Plan, are exempted from the foregoing.

HOME ELEMENTS              Landlord shall not enter into a Lease or otherwise allow any portion of the Building to be used for sale of upholstered or leather furniture other than by Tenant, its successor and assigns. Landlord acknowledges the granting of the exclusive rights to upholstered and/or leather furniture to Tenant is a material inducement to Tenant's entering into this Lease, upon which Tenant is relying, and that Tenant, in addition to other rights and remedies, shall have the right to enjoin Landlord or any other tenant of the Building from violation of this paragraph.

JERSEY MIKE'S              Provided the Tenant is not in default of the Lease, no other sub business such as Subway, Blimpie, Quizno's or Zero's shall be granted a lease at
                           Crossways Shopping Center, Crossways Shops or Eden Way Shops.

                                    EXHIBIT E

                               TENANT IMPROVEMENTS

DSW RESPONSIBILITY

      DSW WILL SUPPLY THE FOLLOWING ITEMS.

      A.    CARPET
            (TRANSITION STRIPS AND VINYL BASE BY GC).

      B.    VCT
            (TRANSITION STRIPS AND VINYL BASE BY GC).

      C.    PORCELAIN TILE
            (INCLUDING THIN SET AND GROUT).

      D.    MAT SYSTEM IN VESTIBULE.

      E.    GLASS AND FRAMING AT OFFICE PARTITIONS.

      F.    MIRRORS AND CLIPS (LOCATIONS AS DIRECTED BY DSW).

      G INTERIOR SIGNAGE (6 - 6' X 8' GATERFOAM SIGN PANELS, ATTACHED TO GYPSUM BOARD).

      H.    CASH REGISTER COUNTERS AND CASHWRAPS.

      I.    HANDBAG WALL SYSTEM

      J.    SLATWALL

      K.    TIME CLOCK (MOUNT-AT OFFICER

      L.    SAFE (BOLT TO FLOOR IN OFFICE)

      M.    COAT RACK.

      N.    OFFICE CABINETRY

      O.    STOCKROOM SHELVING.

Also see Schedule contained in Exhibit B.